Exhibit 10.5

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) PRIVATE OR CONFIDENTIAL. SUCH EXCLUDED INFORMATION IS IDENTIFIED HEREIN WITH “[***].”

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into on April 28, 2025, by and among Flotek Industries, Inc., a Delaware corporation (the “Company”), ProFrac Holdings II, LLC, a Texas limited liability company (“ProFrac”) and the undersigned stockholders of the Company (each a “Holder” and collectively with ProFrac, the “Holders”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Asset Purchase Agreement (as hereinafter defined).

WHEREAS, on the date hereof, the Company and ProFrac (and the other parties thereto) entered into that certain Asset Purchase Agreement (as amended from time to time in accordance with the terms thereof, the “Asset Purchase Agreement”), pursuant to which, among other matters, the Company issued and sold to ProFrac GDM, LLC, an indirect subsidiarity of ProFrac, a Warrant to purchase six million (6,000,000) shares of the Company’s Common Stock (the “Transaction”);

WHEREAS, as of the date hereof, each Holder is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of Common Stock set forth on such Holder’s signature page of this Agreement, which also separately sets forth for each Holder, as of the date hereof, (a) the number of such shares that are issued and outstanding that the Holder is entitled to vote, and (b) the number of such shares that may be acquired pursuant to interests convertible into or exercisable or exchangeable for Common Stock. All such shares, together with any additional Common Stock (or any equity interests convertible into or exercisable or exchangeable for Common Stock) in which such Holder acquires record or beneficial ownership after the date hereof (as further adjusted as set forth herein, the “Shares”). The Shares that are issued and outstanding and entitled to vote as of the date hereof are hereinafter referred to as the “Currently Issued Shares”; and the Shares that are then beneficially owned, issued and outstanding, and entitled to vote as of the voting record date for the Stockholder Proposal are hereinafter referred to as the “Voteable Shares.”

WHEREAS, the Board of Directors of the Company believes that it is in the best interests of the Company and its stockholders (the “Company Stockholders”) to approve the issuance of Common Stock upon the full exercise by ProFrac of the Warrant (without any ownership limitation), at a meeting (or meetings) of the Company Stockholders after the Closing Date (each, together with any adjournments or postponements thereof, a “Stockholder Meeting”); and

WHEREAS, as a condition to the willingness of ProFrac to enter into the Asset Purchase Agreement, and as an inducement and in consideration therefor, and in view of the valuable consideration to be received by ProFrac thereunder, and the expenses and efforts to be undertaken by the Company and ProFrac to consummate the transactions contemplated by the Asset Purchase Agreement, the Company, ProFrac and each other Holder desire to enter into this Agreement in order for each Holder to provide certain assurances regarding the manner in which such Holders are bound to vote the Voteable Shares with respect to the proposal to approve the issuance by the Company of its Common Stock upon the full exercise of the Warrant without any ownership limitation, to be presented at the Stockholder Meeting (collectively, the “Stockholder Proposal”).

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Covenant to Vote in Favor of the Stockholder Proposal. During the Voting Period (as defined below), each Holder hereby agrees, severally and not jointly, to be present for and attend any Stockholder Meeting (in person or by proxy) and to vote all of such Holder’s then Voteable Shares in favor of the adoption of the Stockholder Proposal.

2. Other Voting Covenants.

(a) Changes to Shares. In the event of a share dividend or distribution, or any change in the share capital of the Company by reason of any share dividend or distribution, share split, recapitalization, combination, conversion, exchange of shares or the like, or in the event of an exercise or conversion of any securities held by a Holder, the term “Shares” shall be deemed to refer to and include the Shares as well as all such share dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction.

(b) Proxy Statement. During the Voting Period, each Holder agrees, severally and not jointly, to provide to the Company and its respective representatives any information regarding such Holder or the Shares that is reasonably requested by the Company or its respective representatives for inclusion in the Proxy Statement in accordance with Law.

3. Representations and Warranties of the Holders. Each Holder, severally and not jointly, hereby represents and warrants to the Company, Profrac and each other Holder as follows:

(a) Binding Agreement. Each Holder is (i) a corporation, limited liability company, company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (ii) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by each such Holder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of Holder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of each such Holder, enforceable against such Holder in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally, by general equitable principles or by the discretion of any Governmental Authority before which any proceeding seeking enforcement may be brought.

(b) Ownership of Shares. As of the date hereof, each Holder has beneficial ownership over the class and number of the Shares set forth under such Holder’s name on the signature page hereto, has the power to vote or cause to be voted such Shares that are Currently Issued Shares for the Stockholder Proposal, and has good and valid title to such Shares or interests convertible into or convertible into or exercisable or exchangeable for such Shares, free and clear of any Liens, other than (i) any Liens that would not material impair or prevent, impede, interfere with or otherwise materially adversely affect such Holder’s ability to perform its obligations under this Agreement, (ii) those imposed by this Agreement, (iii) applicable securities Laws or (iv) the existing Organizational Documents of the Company, as in effect on the date hereof. Except for the Shares set forth under each Holder’s name on the signature page hereto, as of the date of this Agreement, such Holder is not a beneficial owner or record holder of any other: (i) shares of Common Stock, (ii) capital stock or (iii) equity interests of the Company, in each case that have the right to vote on any matters on which Company Stockholders may vote, are convertible into or exchangeable for, at any time, other equity interests of the Company.

(c) No Fees. Except for Piper Sandler & Co., the fees, commissions and expenses of which shall be paid by ProFrac or its Affiliates, no agent, broker, finder, investment or commercial banker, or any other Person is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement or any of the transactions contemplated hereby based upon arrangements made by or on behalf of ProFrac, any Holder or their respective Affiliates.

(d) No Conflicts. Except in connection with each respective Holder’s obligation(s) to prepare and file timely disclosure with the SEC, if any, the execution and delivery of this Agreement by each Holder does not and will not, and the performance by such Holder of the transactions contemplated by this Agreement and compliance by such Holder with any of the terms or provisions hereof will not, require any consent, approval, authorization, waiting period expiration or termination, or permit of, or filing with or notification to, any Governmental Authority, except where the failure to obtain such consents, approvals, authorizations, or permits or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to materially impair such Holder’s ability to perform its obligations under this Agreement. None of the execution and delivery of this Agreement by such Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby shall (i) materially conflict or materially violate any provision of the certificate of incorporation, bylaws or other comparable organizational documents of such Holder, (ii) conflict with or violate any Law applicable to such Holder or by which any property or asset of such Holder is bound or affected or (iii) require any consent or approval under, result in any breach of or any loss of any benefit under or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of such Holder pursuant to, any contract or permit to which such Holder is party, except, with respect to, in the case of clauses (ii) and (iii) for any such violations, conflicts, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to materially impair such Holder’s ability to perform its obligations under this Agreement.

(e) No Inconsistent Agreements. Each Holder hereby represents, warrants, covenants and agrees, severally and not jointly, that, except for this Agreement, such Holder (i) has not entered into, nor will enter into at any time while this Agreement remains in effect, any agreement (nor declared any trust) with respect to the Shares inconsistent with such Holder’s obligations pursuant to this Agreement, (ii) except for any proxy given with respect to the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”), has not granted a proxy, a consent or power of attorney with respect to the Shares and (iii) has not entered into any agreement or knowingly taken any action that would make any representation or warranty of such Holder contained herein untrue or incorrect in any material respect or have the effect of preventing such Holder from performing any of its material obligations under this Agreement.

(f) No Litigation. As of the date hereof, there are no proceedings pending, or, to the knowledge of each Holder, threatened against such Holder or its assets or properties that questions the validity of this Agreement or that would reasonably be expected to materially impair the ability of such Holder to perform its obligations under this Agreement.

(g) Adequate Information. Each Holder has been furnished or given access to adequate information to make an informed decision regarding this Agreement and the Transaction and has independently and without reliance upon the Company and based on such information as such Holder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Holder acknowledges that the Company has not made and does not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Each Holder acknowledges that the agreements contained herein with respect to the Shares are irrevocable.

4. Transfers.

(a) Subject to Sections 4(b), 4(c) and 5(a), prior to August 30, 2025 (the “Transfer Restriction End Date”), no Holder may sell, transfer, or dispose of any Shares owned by such Person (collectively, a “Transfer”); provided, however, that the Transfer Restriction End Date may be extended, but in no event later than October 31, 2025, if and only to the extent that, and for so long as the Company is not in material breach of its covenants and agreements contained in Section 7.10 of the Asset Purchase Agreement (including without limitation the requirement to call additional meetings (at least semi-annually) as required therein). For purposes of this Section 4(a) and Section 5(a), any failure to hold the Company Stockholder Meeting by the Approval Deadline will not be deemed to be a material breach by the Company of Section 7.10 of the Asset Purchase Agreement to the extent such failure is the result of (i) SEC or other regulatory review, (ii) delays resulting from legal proceedings against the Company or its Affiliates initiated by third-parties, or (iii) delays resulting from late SEC filings as a result of the correction of errors or otherwise (so long as the error or event or condition primarily responsible for such late SEC filing was not known to the Company as of the date hereof); provided that the Company or its Affiliates have used and continue at all times to use commercially reasonable efforts to rectify the cause of the failure.

(b) Notwithstanding anything to the contrary in the foregoing, a Holder may Transfer Shares to an Affiliate of such Holder at any time if, prior to such Transfer, the Affiliate shall have executed and delivered to the Company a counterpart to this Agreement pursuant to which such transferee shall be bound by all of the terms and provisions of this Agreement and agree and acknowledge that such Person shall constitute a “Holder” for all purposes of this Agreement.

(c) For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, nothing in this Section 4 nor any other provision set forth herein shall be construed to prohibit, restrict, or impose any condition upon any Holder, ProFrac or any of their respective Affiliates to (i) create, incur, assume or suffer to exist security interests, liens or encumbrances on property of any Holder, ProFrac or any of their respective Affiliates (including, without limitation, the Shares) to secure any obligations owed by such Holder, ProFrac or any of their respective Affiliates to their respective lenders, bondholders, noteholders, collateral or administrative agents and/or indenture or collateral trustees; or (ii) Transfer any Shares if, as a result of such Transfer, the Holders would collectively own at least 50.01% of the Currently Issued Shares following such Transfer.

5. Miscellaneous.

(a) Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of the Company, ProFrac or any other Holder shall have any further obligations hereunder, upon the earliest to occur of (i) the mutual written consent of the Company and ProFrac, (ii) immediately following the adjournment of the Stockholder Meeting at which the Stockholder Proposal is approved, (iii) the date on which the Company or its Affiliates materially breach any of their covenants or agreements contained in Section 7.10 of the Asset Purchase Agreement (as described in Section 4(a) above), (iv) a Change of Recommendation, or (v) the Transfer Restriction End Date (the period from the date hereof to the earliest to occur of the foregoing clauses (i), (ii), (iii), (iv) and (v), the “Voting Period”).

(b) Binding Effect; Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other parties. Any attempt to make any such assignment in violation of this Section 5(b) shall be null and void.

(c) No Third Party Beneficiaries. Notwithstanding anything herein to the contrary, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

(d) Governing Law. This Agreement and all claims and causes of action arising in connection herewith shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(e) WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(e).

(f) Mutual Drafting; Interpretation. Each party has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” Decisions made in a party’s “sole discretion” may be taken for any reason or no reason. As used in this Agreement, references to a “party” or the “parties” are intended to refer to a party to this Agreement or the parties to this Agreement. Except as otherwise indicated, all references in this Agreement to “Sections,” are intended to refer to Sections of this Agreement. All references in this Agreement to “$” are intended to refer to U.S. dollars. Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive.

(g) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) two (2) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, (c) immediately upon delivery by hand, or (d) on the date of receipt, if delivered by email (to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto), in each case, to the intended recipient as set forth below (or to such other recipient or address as designated in a written notice to the other parties hereto in accordance with this Section 5(f)).

If to ProFrac, to: c/o ProFrac Holding Corp. 333 Shops Blvd. Suite 301 Willow Park, TX 76087 Attn: Legal Department E-mail: [***]	with a copy to (for informational purposes only): Brown Rudnick LLP One Financial Center Boston, MA 02111 Attn: James E. Bedar; Andreas Andromalos E-mail: [***]

If to the Company, to:	with a copy to (for informational purposes only): King & Spalding LLP 1180 Peachtree Street, NE Suite 1600

Flotek Industries, Inc. 5775 N. Sam Houston Parkway W. Suite 400 Houston, TX 77086 Attn: Legal Department E-mail: [***]	Atlanta, GA 30309 Attn: Keith M. Townsend; Heath C. Trisdale E-mail: [***]

If to Holder, to: the address set forth under Holder’s name on the signature page hereto, with a copy (for informational purposes only) to, if not the party sending the notice, each of ProFrac and the Company (and each of their copies for notices hereunder).

(h) Amendments and Waivers. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Subject to the foregoing, no waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

(i) Severability. If any term or other provision (or part thereof) of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision (or part thereof) is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law and in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(j) Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto hereby agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the parties hereto acknowledge and hereby agree that in the event of any breach or threatened breach by a Holder of any of their respective covenants or obligations set forth in this Agreement, the Company shall be entitled (without proof of actual damages or otherwise or posting or securing any bond or other security), in addition to any other remedy to which they are entitled to under law or equity, to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement, by a Holder, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement. Each Holder hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by such Holder, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Holder under this Agreement. The Company’s pursuit of any injunction or specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which the Company may be entitled.

(k) Fees and Expenses. Except as otherwise specified in this Agreement, or as otherwise agreed to in writing by the parties, all expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such cost or expense.

(l) Nature of Holders’ Obligations and Rights. The respective obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement. The failure or waiver of performance under this Agreement by any Holder, or on its behalf, does not excuse performance by any other Holder. Nothing contained herein or in any other Agreement, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Except as otherwise provided herein, each Holder shall be entitled to independently protect and enforce its rights hereunder, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. Each Holder acknowledges that no other Holder has acted as agent for such Holder in connection with the execution of this Agreement or the transactions contemplated hereby, and that no Holder will be acting as agent of such Holder in connection therewith or enforcing its rights under this Agreement. The Company acknowledges that each of the Holders has been provided with the same Agreement for the purpose of closing a transaction with multiple Holders and not because it was required or requested to do so by any Holder.

(m) Further Assurances. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other parties hereto to give effect to and carry out the transactions contemplated herein.

(n) Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties hereto and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Asset Purchase Agreement or any other Transaction Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Company or any of the obligations of any Holder under any other agreement between such Holder and the Company or any certificate or instrument executed by such Holder in favor of the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Company or any of the obligations of any Holder under this Agreement.

(o) Counterparts. This Agreement may be signed in any number of counterparts, including by electronic transmission each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(p) Capacity as Stockholder. Each Holder signs this Agreement solely in its capacity as a Company Stockholder, and not in such Holder’s capacity as a director, officer or employee of the Company or any of its subsidiaries or in such Holder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of the Company in the reasonable exercise of his or her fiduciary duties as a director or officer of the Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of the Company or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

FLOTEK INDUSTRIES, INC.

By:
Name:
Title:

[Signature Page to Voting Agreement]

PROFRAC: PROFRAC HOLDINGS II, LLC

By:
Name:
Title:
Number and Class of Shares: Shares of Common Stock: Options or other Company equity interests:

[Signature Page to Voting Agreement]

HOLDERS:

[_____________]

Number and Class of Shares:

Shares of Common Stock:

Options or other Company equity interests:

Address for Notice:

Address:

Telephone No.:

Email:

[Signature Page to Voting Agreement]